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                                                                     EXHIBIT 5.2



                [Letterhead of Morris, Nichols, Arsht & Tunnell]





                                December 13, 2001





Ford Motor Company Capital Trusts
(as defined below)
c/o Ford Motor Company
One American Road
Dearborn, MI  48126

                  Re:      Ford Motor Company Capital Trusts

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to Ford Motor Company Capital Trust II, a Delaware statutory business trust ("Ford Motor Company Capital Trust II"), Ford Motor Company Capital Trust III, a Delaware statutory business trust ("Ford Motor Company Capital Trust III"), Ford Motor Company Capital Trust IV, a Delaware statutory business trust ("Ford Motor Company Capital Trust IV" and, collectively with Ford Motor Company Capital Trust II and Ford Motor Company Capital Trust III, the "Ford Motor Company Capital Trusts" and each a "Ford Motor Company Capital Trust"), and Ford Motor Company, a Delaware corporation ("Ford Motor Company"), in connection with certain matters of Delaware law relating to the formation of the Ford Motor Company Capital Trusts and the proposed issuance of trust preferred securities thereof to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 to be filed with the Securities and Exchange Commission by Ford Motor Company and the Ford Motor Company Capital Trusts on or about the date hereof (the "Registration Statement").

                  In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of Ford Motor Company Capital Trust II as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on November 30, 2001 (the "Ford Motor Company Capital Trust II Certificate"); the Declaration of Trust of Ford Motor Company Capital Trust II dated as of November 30, 2001 (the "Ford Motor Company Capital Trust II Original Governing Instrument"); the Certificate of Trust of Ford Motor Company Capital Trust III as filed in the State Office on November 30, 2001 (the "Ford Motor Company Capital Trust III Certificate"); the Declaration of Trust of Ford Motor Company Capital Trust III dated as of November 30, 2001 (the "Ford Motor Company Capital Trust III Original Governing Instrument"); the Certificate of Trust of Ford Motor Company Capital Trust IV as filed in the State Office on November 30, 2001 (the "Ford Motor Company Capital Trust IV Certificate" and, collectively with the Ford Motor Company Capital Trust II Certificate and



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Ford Motor Company Capital Trusts
December 13, 2001
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the Ford Motor Company Capital Trust III Certificate, the "Certificates"); the
Declaration of Trust of Ford Motor Company Capital Trust IV dated as of November 30, 2001 (the "Ford Motor Company Capital Trust IV Original Governing Instrument" and, collectively with the Ford Motor Company Capital Trust II Original Governing Instrument and the Ford Motor Company Capital Trust III Original Governing Instrument, the "Original Governing Instruments"); the Registration Statement; and a certification of good standing of each Ford Motor Company Capital Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each Ford Motor Company Capital Trust; (iii) that Ford Motor Company, as sponsor, and each trustee of each Ford Motor Company Capital Trust will duly authorize, execute and deliver an amended and restated declaration of trust of such Ford Motor Company Capital Trust (each, a "Governing Instrument") that incorporates the provisions relating to such Ford Motor Company Capital Trust of the Registration Statement (including the prospectus forming a part thereof and a prospectus supplement thereto that sets forth the specific terms of the trust preferred securities of each Ford Motor Company Capital Trust (collectively, the "Prospectus")), contains all provisions necessary to effectuate the issuance of the trust preferred securities as contemplated by the Registration Statement and Prospectus and complies in all respects with the provisions of the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"), and all other documents contemplated thereby or by the Registration Statement or Prospectus to be executed in connection with the formation of each Ford Motor Company Capital Trust and the issuance by each Ford Motor Company Capital Trust of trust preferred securities, in each case prior to the first issuance of trust preferred securities of such Ford Motor Company Capital Trust; (iv) that no event has occurred subsequent to the filing of any Certificate, or will occur prior to the issuance of all trust preferred securities by each Ford Motor Company Capital Trust, that would cause a dissolution or liquidation of any Ford Motor Company Capital Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (v) that the activities of each Ford Motor Company Capital Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Act; (vi) that prior to the first issuance of trust preferred securities by each Ford Motor Company Capital Trust, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the trust preferred securities of each Ford Motor Company Capital Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such Ford Motor Company Capital Trust and as described in the Prospectus; and
(vii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all trust preferred securities by each Ford



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Ford Motor Company Capital Trusts
December 13, 2001
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Motor Company Capital Trust, will not be, amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the trust preferred securities offered by any Ford Motor Company Capital Trust. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. Each of the Ford Motor Company Capital Trusts is a duly formed and validly existing statutory business trust in good standing under the laws of the State of Delaware.

                  2. The trust preferred securities of each Ford Motor Company Capital Trust, upon issuance, will constitute validly issued, and subject to the terms of the applicable Governing Instrument, fully paid and nonassessable beneficial interests in the assets of such Ford Motor Company Capital Trust.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                            Very truly yours,

                                            /s/ Morris, Nichols, Arsht & Tunnell
                                            ------------------------------------
                                            MORRIS, NICHOLS, ARSHT & TUNNELL



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